Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of AT&T Inc. (AT&T) of our reports dated February 24, 2012, with respect to the consolidated financial statements of AT&T and the effectiveness of internal control over financial reporting of AT&T, included in the 2011 Annual Report to Stockholders of AT&T.

Our audits also included the financial statement schedule of AT&T listed in Item 15(a). This schedule is the responsibility of AT&T's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 24, 2012, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,
(2)	Registration Statement (Form S-8 No. 333-95887) pertaining to the 1995 Management Stock Option Plan,
(3)	Registration Statements (Form S-8 No. 333-30669 (1996 Plan only) and 333-54398) pertaining to the 1996 Stock and Incentive Plan and the 2001 Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(5)	Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Savings Plan and certain other plans,
(6)	Registration Statement (Form S-3 No. 333-165543) of AT&T and the related Prospectuses,
(7)	Registration Statement (Form S-8 No. 333-135517) pertaining to the 2006 Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and other certain BellSouth plans,
(9)
Registration Statement (Form S-8 No. 333-162472 and 333-173078) pertaining to the AT&T Savings Plan, AT&T Savings and Security Plan, AT&T Long Term Savings and Security Plan, AT&T Retirement Savings Plan, AT&T Puerto Rico Savings Plan, AT&T Puerto Rico Retirement Savings Plan, AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, and the BellSouth Savings and Security Plan; and

(10)	Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan

of our reports dated February 24, 2012, with respect to the consolidated financial statements of AT&T and the effectiveness of internal control over financial reporting of AT&T, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of AT&T included in this Annual Report (Form 10-K) of AT&T for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Dallas, Texas
February 24, 2012